UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 1, 2010
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.3
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On June 1, 2010, Harmonic Inc. (the “Company”) issued a press release announcing that Carolyn Aver, age 51, has been hired as the Company’s Chief Financial Officer (“CFO”), effective as of June 1, 2010. Ms. Aver will assume the role of the Company’s principal financial officer and principal accounting officer. As previously announced by the Company in a Current Report on Form 8-K filed February 4, 2010, Robin Dickson, the Company’s prior CFO, principal financial officer and principal accounting officer, is retiring. Mr. Dickson will continue as an employee of the Company until August 31, 2010 to facilitate a successful transition.
Prior to joining the Company, Ms. Aver was an independent consultant and interim Chief Financial Officer for Axiom Legal, a small professional services company, from 2007 until May 2010. From 2002 until 2007, Ms. Aver was Executive Vice President and Chief Financial Officer of Agile Software Inc., a San Jose, California-based provider of product lifecycle management software solutions. Ms. Aver has also previously served as Chief Financial Officer of Autodesk, Inc., ParcPlace-Digitalk, Inc. and USWeb/CKS. Ms. Aver began her career with Arthur Young & Company (now Ernst & Young) and earned her bachelor’s degree in accounting from California State University, East Bay.
A copy of the press release announcing Ms. Aver’s appointment is attached hereto as Exhibit 99.1.
Employment Offer Letter with Carolyn Aver
In connection with Ms. Aver’s appointment as the Company’s CFO, the Company entered into an Employment Offer Letter Agreement with Ms. Aver dated May 25, 2010 (the “Offer Letter”). Under the terms of the Offer Letter, as approved by the compensation and equity ownership committee (the “Compensation Committee”) of the board of directors of the Company, Ms. Aver will be paid a base salary of $325,000 per year and will have an annual bonus incentive target of $200,000. Her 2010 bonus will be dependent on the Company’s achievement of certain corporate financial objectives and will be paid on a pro-rata basis calculated from her date of hire. Ms. Aver will also be eligible for the Company’s standard benefits programs.
Pursuant to the Offer Letter, the Compensation Committee has authorized the grant of stock options entitling Ms. Aver to purchase 220,000 shares of common stock of the Company. These stock options will vest over a four year period with twenty-five percent (25%) of Ms. Aver’s options vesting on the anniversary of the grant date, June 1, 2010, and the balance of the options vesting over the remaining three (3) year period with vesting occurring at the rate of 1/48th per month.
Also pursuant to the Offer Letter, the Compensation Committee has authorized the grant of 110,000 restricted stock units of the Company (“RSUs”) to Ms. Aver, each unit representing one share of the Company’s common stock. These restricted stock units will vest over a four (4) year period commencing June 1, 2010, with twenty-five percent (25%) of the shares subject to the RSU’s vesting on May 15, 2011, and as to 12.5% of the shares subject to the RSUs, vesting on each May 15th and November 15th thereafter.
A copy of the Offer Letter is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Indemnification Agreement with Carolyn Aver
Ms. Aver has also entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company agrees to indemnify Ms. Aver against certain liabilities that may arise by reason of her status or services as Chief Financial Officer of the Company and to advancement of her expenses incurred as a result of any proceeding as to which she may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Ms. Aver may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.

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The form of the Indemnification Agreement was previously filed and is incorporated by reference herein as Exhibit 10.2.
Change of Control Severance Agreement with Carolyn Aver
In connection with Ms. Aver’s appointment as the Company’s CFO, the Company entered into a Change of Control Severance Agreement (the “Severance Agreement”) with Carolyn Aver, effective June 1, 2010. The Severance Agreement provides that, if Ms. Aver’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Severance Agreement) other than for Cause (as defined in the Severance Agreement) at any time within eighteen (18) months following a Change of Control (as defined in the Severance Agreement), then Ms. Aver will be entitled to receive, among other things:
•	A cash payment in an amount equal to one hundred percent (100%) of Ms. Aver’s base salary for the twelve (12) months preceding the Change of Control;

•	A cash payment in an amount equal to one and one-half times either (i) 50% of the established annual target bonus, or (ii) the average of the actual bonuses paid in each of the two prior years, whichever is greater;

•	Continued Company-paid health, dental and life insurance coverage for up to one (1) year from the date of the Change of Control; and

•	Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock option, restricted stock or other equity compensation award, with all such outstanding equity compensation awards being exercisable for a period of one year (or such greater period of time as specified in the applicable equity award agreement, but in no event longer than the original maximum term) after such termination.
The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Letter Agreement with Carolyn Aver, dated May 25, 2010

10.2*	Form Indemnification Agreement for directors and executive officers

10.3	Change of Control Severance Agreement by and between Harmonic Inc. and Carolyn Aver, effective June 1, 2010

99.1	Press Release dated June 1, 2010, announcing the appointment of Carolyn Aver as Chief Financial Officer

*	Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 No. 33-90752.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date:	June 2, 2010

By:	/s/ Patrick J. Harshman Patrick J. Harshman
Chief Executive Officer

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